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  Complete and return to:                      THE UNITED STATES LIFE INSURANCE COMPANY                                EXHIBIT 10(b)
  The United States Life                            In the City of New York ("USL")
   Insurance Company                           390 Park Avenue . New York, NY 10022-4684
 In the City of New York                                VARIABLE UNIVERSAL LIFE
 P.O. Box 4728 Dept. L                            INSURANCE SUPPLEMENTAL APPLICATION
Houston, Texas 77210-4728  (This supplement must accompany the appropriate application for life insurance.)
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                                                  PART 1.  APPLICANT INFORMATION
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Supplement to the application on the life of _____________________________________________________, dated__________________________.

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                                              PART 2.  INITIAL ALLOCATION PERCENTAGES
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INVESTMENT OPTIONS: In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction
Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                            PREMIUM   DEDUCTION                                                PREMIUM    DEDUCTION
                                           ALLOCATION ALLOCATION                                              ALLOCATION  ALLOCATION
                                           ---------- ----------                                              ----------  ----------
USL Declared Fixed Interest Account (148)    _______% _______%    NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
AIM VARIABLE INSURANCE FUNDS                                      Mid-Cap Growth Division (184)                  _______%  _______%
AIM V.I. International Growth Division (150) _______% _______%    PIMCO VARIABLE INSURANCE TRUST
AIM V.I. Premier Equity Division (151)       _______% _______%    PIMCO Real Return Division (186)               _______%  _______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                        PIMCO Short-Term Division (185)                _______%  _______%
VP Value Division (166)                      _______% _______%    PIMCO Total Return Division (187)              _______%  _______%
AYCO SERIES TRUST                                                 PUTNAM VARIABLE TRUST
Ayco Growth Division (250)                   _______% _______%    Putnam VT Diversified Income Division (161)    _______%  _______%
CREDIT SUISSE TRUST                                               Putnam VT Growth and Income Division (162)     _______%  _______%
Small Cap Growth Division (190)              _______% _______%    Putnam VT Int'l Growth and
DREYFUS INVESTMENT PORTFOLIOS                                     Income Division (163)                          _______%  _______%
MidCap Stock Division (251)                  _______% _______%    SAFECO RESOURCE SERIES TRUST
DREYFUS VARIABLE INVESTMENT FUND                                  Equity Division (164)                          _______%  _______%
Quality Bond Division (156)                  _______% _______%    Growth Opportunities Division (165)            _______%  _______%
Small Cap Division (155)                     _______% _______%    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
FIDELITY VARIABLE INSURANCE PRODUCTS FUND                         Equity Growth Division (159)                   -------%  -------%
VIP Asset Manager Division (255)             _______% _______%    High Yield Division (160)                      _______%  _______%
VIP Contrafund Division (254)                _______% _______%    VALIC COMPANY I
VIP Equity-Income Division (252)             _______% _______%    International Equities Division (152)          _______%  _______%
VIP Growth Division (253)                    _______% _______%    Mid Cap Index Division (153)                   _______%  _______%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST              Money Market I Division (149)                  _______%  _______%
Franklin U.S. Government Division (191)      _______% _______%    Nasdaq-100 Index Division (167)                _______%  _______%
Mutual Shares Securities Division (192)      _______% _______%    Science & Technology Division (168)            _______%  _______%
Templeton Foreign Securities Division (193)  _______% _______%    Small Cap Index Division (169)                 _______%  _______%
JANUS ASPEN SERIES                                                Stock Index Division (154)                     _______%  _______%
Aggressive Growth Division (258)             _______% _______%    VANGUARD VARIABLE INSURANCE FUND
International Growth Division (256)          _______% _______%    High Yield Bond Division (188)                 _______%  _______%
Worldwide Growth Division (257)              _______% _______%    REIT Index Division (189)                      _______%  _______%
J.P. MORGAN SERIES TRUST II                                       VAN KAMPEN LIFE INVESTMENT TRUST
JPMorgan Small Company Division (179)        _______% _______%    Growth & Income Division (194)                 _______%  _______%
MFS VARIABLE INSURANCE TRUST                                      OTHER: ________________________________        _______%  _______%
MFS Capital Opportunities Division (181)     _______% _______%                                                    100%       100%
MFS Emerging Growth Division (157)           _______% _______%
MFS New Discovery Division (182)             _______% _______%
MFS Research Division (180)                  _______% _______%
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                                                  PART 3.  DOLLAR COST AVERAGING
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DOLLAR COST AVERAGING: ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from the Money
Market I Division (149) and transferred to one or more of the investment options below. The USL Declared Fixed Interest Account is not available for Dollar Cost Averaging. Please refer to the prospectus for more information on the Dollar Cost Averaging option.

DAY OF THE MONTH FOR TRANSFERS:_________________________________________________ (Choose a day of the month between 1-28.)
FREQUENCY OF TRANSFERS:         [ ] Monthly    [ ] Quarterly    [ ] Semiannually    [ ] Annually
TRANSFER $____________________   ($100 MINIMUM, WHOLE DOLLARS ONLY) from the Money Market I Division to the following division(s):

(150) AIM V.I. International Equity Division     $____________      (180) MFS Research Division                      $____________
(151) AIM V.I. Premier Equity Division           $____________      (184) Mid-Cap Growth Division                    $____________
(166) VP Value Division                          $____________      (186) PIMCO Real Return Division                 $____________
(250) Ayco Growth Division                       $____________      (185) PIMCO Short-Term Division                  $____________
(190) Small Cap Growth Division                  $____________      (187) PIMCO Total Return Division                $____________
(251) MidCap Stock Division                      $____________      (161) Putnam VT Diversified Income Division      $____________
(156) Quality Bond Division                      $____________      (162) Putnam VT Growth and Income Division       $____________
(155) Small Cap Division                         $____________      (163) Putnam VT Int'l Growth and Income Division $____________
(255) VIP Asset Manager Division                 $____________      (164) Equity Division                            $____________
(254) VIP Contrafund Division                    $____________      (165) Growth Opportunities Division              $____________
(252) VIP Equity-Income Division                 $____________      (159) Equity Growth Division                     $____________
(253) VIP Growth Division                        $____________      (160) High Yield Division                        $____________
(191) Franklin U.S. Government Division          $____________      (152) International Equities Division            $____________
(192) Mutual Shares Securities Division          $____________      (153) Mid Cap Index Division                     $____________
(193) Templeton Foreign Securities Division      $____________      (167) Nasdaq-100 Index Division                  $____________
(258) Aggressive Growth Division                 $____________      (168) Science & Technology Division              $____________
(256) International Growth Division              $____________      (169) Small Cap Index Division                   $____________
(257) Worldwide Growth Division                  $____________      (154) Stock Index Division                       $____________
(179) JPMorgan Small Company Division            $____________      (188) High Yield Bond Division                   $____________
(181) MFS Capital Opportunities Division         $____________      (189) REIT Index Division                        $____________
(157) MFS Emerging Growth Division               $____________      (194) Growth & Income Division                   $____________
(182) MFS New Discovery Division                 $____________      OTHER: ________________________________          $____________

USL 8992-97                                                 PAGE 1 OF 2                                                       0502
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                                             THE UNITED STATES LIFE INSURANCE COMPANY
                                                  In the City of New York ("USL")
                                                Administrative Center: Houston, TX

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                                                  PART 4.  AUTOMATIC REBALANCING
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AUTOMATIC REBALANCING: ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based on the premium percentages designated in Part 2. If the USL Declared Fixed Interest Account has been designated for premium allocation in Part 2, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

[ ]  CHECK HERE FOR AUTOMATIC REBALANCING.

FREQUENCY:  [ ] Quarterly  [ ] Semiannually  [ ] Annually

NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

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                                      PART 5.  SUITABILITY (ALL QUESTIONS MUST BE ANSWERED.)
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                                                                                                                    YES       NO
1.  Have you, the Proposed Insured or Owner (if different), received the variable universal life insurance
    policy prospectus and the prospectuses describing the investment options?                                       [ ]      [ ]

    (If "yes," please furnish the Prospectus dates.)
        Variable Universal Life Insurance Policy Prospectus:    ______________
        Supplements (if any):                                   ______________

2.  Do you understand that under the Policy applied for:

     a.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE
         INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                                             [ ]      [ ]

     b.  THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
         ACCOUNT, THE USL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE DEDUCTIONS?             [ ]      [ ]

     c.  THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE ACCUMULATION OF
         VALUES IN THE SEPARATE ACCOUNT?                                                                            [ ]      [ ]

3.  Do you believe the Policy you selected meets your insurance and investment objectives and your anticipated financial needs?
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Signed at:___________________________________________________________________________       Date:________________________________
               CITY                                                         STATE

X_______________________________________________________________        X___________________________________________________________
  SIGNATURE OF PRIMARY PROPOSED INSURED                                   SIGNATURE OF REGISTERED REPRESENTATIVE

X_______________________________________________________________        ____________________________________________________________
  SIGNATURE OF OWNER (if different from Proposed Insured)                 PRINT NAME OF BROKER/DEALER

X_______________________________________________________________
  SIGNATURE OF JOINT OWNER (if applicable)

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USL 8992-97                                                 PAGE 2 OF 2                                                         0502
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